Exhibit 31.1
CERTIFICATION

The undersigned hereby certifies that she is the duly elected and acting Vice President and Treasurer of PACIFIC GAS AND ELECTRIC COMPANY, a California corporation, as servicer (the “Servicer”), under the Recovery Property Servicing Agreement dated as of May 10, 2022 and the Recovery Property Servicing Agreement dated as of July 20, 2022 (together, the “Servicing Agreements”) between the Servicer and PG&E WILDFIRE RECOVERY FUNDING LLC, as issuer (the “Issuer”), and further that:

1. The undersigned has reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Issuer (the “Exchange Act Periodic Reports”).

2. Based on the undersigned’s knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. Based on the undersigned’s knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports.

4. The undersigned is responsible for reviewing the activities performed by the Servicer, and based on the undersigned’s knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the Servicer has fulfilled its obligations under the Servicing Agreements in all material respects.

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and the related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rule 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

6. In giving the certifications above, the undersigned has reasonably relied on information provided to the undersigned by the following unaffiliated party: The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee.

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    IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certification as of the date first above written.

SERVICER: PACIFIC GAS AND ELECTRIC COMPANY a California corporation

By:	/s/ MARGARET K. BECKER
Name:	Margaret K. Becker
Title:	Vice President and Treasurer